UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2023

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200,Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 18, 2023, Vemanti Group, Inc., a Nevada corporation (“Vemanti”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (the “Corporation”), whereby, on the terms and subject to the conditions stated therein, Vemanti will acquire the Corporation.

On July 1, 2023, Vemanti and the Sellers entered into that certain Amendment to the Stock Purchase Agreement (the “Amendment”), which amends the Stock Purchase Agreement to change the outside closing date in Section 7.01(c) of the Stock Purchase Agreement from June 30, 2023 to July 31, 2023.

Other than as expressly modified by the Amendment, the Stock Purchase Agreement, which was filed as Exhibit 10.14 to the Current Report on Form 8-K filed by Vemanti with the Securities and Exchange Commission on April 24, 2023, remains in full force and effect. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 10.18 hereto and incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.18	Amendment to the Stock Purchase Agreement, dated July 1, 2023, by and between Vemanti Group, Inc., Benjamin Liu and James Sun
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VEMANTI GROUP, INC.

Date: July 6, 2023	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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